SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                     ----------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: February 13, 2001
                       -----------------------------------

                          DEL GLOBAL TECHNOLOGIES CORP.
                         ------------------------------
             (Exact name of registrant as specified in its charter)


                                     1-10512
                                    ---------
                            (Commission File Number)


                                   13-1784308
                                  ------------
                      (IRS Employer Identification Number)


                                    New York
                                   ----------
                            (State of Incorporation)


                    1 Commerce Park, Valhalla, New York 10595
                   -------------------------------------------
                    (Address of principal executive offices)


                                  914-686-3600
                                 --------------
              (Registrant's Telephone Number, including area code)


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Item 5.  Other Events and Regulation FD Disclosure.


         The Registrant, a New York corporation ("Del"), issued a press release dated January 30, 2001 announcing (i) the termination of David Engel as President of its Medical Systems Group; (ii) the termination of Michael Taber as Del's Chief Financial Officer; (iii) the promotion of Walter Schneider to President of Del Medical Imaging Corp.; (iv) the appointment of George Solomon to Del's Board of Directors; and (v) the resignation of Seymour Rubin from Del's Board of Directors. The press release is attached hereto as an exhibit and is incorporated herein by reference.

         Exhibits.

         Exhibit Number                      Description
         --------------                      ------------
            20.1                             Press Release of Del Global
                                             Technologies Corp. dated
                                             January 30, 2001

SIGNATURES
----------

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          DEL GLOBAL TECHNOLOGIES CORP.


                                      By: /s/Leonard A. Trugman
                                          -----------------------
                                          Leonard A. Trugman, Chairman,
                                          Chief Executive Officer and President

Dated:  February 13, 2001

Del Global Technologies Corp. Terminates the President of its Medical Systems Group and its Chief Financial Officer, Announces Promotion of Walter Schneider to President Of Del Medical Imaging Corp., and Announces Appointment of
George Solomon to its Board of Directors and Resignation of Seymour Rubin


January 30, 2001


Valhalla, NY, January 30, 2001 - Del Global Technologies Corp. (DGTC) announced today that it had terminated the President of its Medical Systems Group and its Chief Financial Officer. One of the terminated officers had served as the Company's CFO from January 1996 to August 1998; the other had served as CFO from January 1993 to December 1995 and from September 1998 to January 2001.


The Company also announced the promotion of Walter Schneider to President of Del Medical Imaging Corp. Mr. Schneider, who joined Del in September 2000, previously was Senior Vice President-Operations of Del Medical Imaging Corp. Prior to that he was the President of Trex Medical's Bennett, Continental and XRE subsidiaries, and was General Manager of Bennett X-Ray prior to its acquisition by Trex Medical.


"Walter Schneider has vast experience in the medical imaging industry. I am confident that he will have a major impact in helping our Medical Systems Group capture a greater market share in stationary and portable imaging systems as well as radiographic/fluoroscopic systems and mammography systems," said Leonard A. Trugman, Chairman, CEO and
President.


Mr. Trugman said Del expects to hire a new CFO and a Corporate Controller to commence work in the near future.


Del further announced the appointment of George Solomon to its Board of Directors. "George Solomon has broad experience in the healthcare field and particularly in the fields of medical imaging and diagnostics. We look forward to his contributions as a visionary in helping to steer the Company's future growth in these areas," Mr. Trugman said.


Mr. Solomon is currently the COO and US President of Envision Advanced Medical Systems Ltd. Previously, Mr. Solomon was the President and CEO of TransScan Medical. Mr. Solomon joined TransScan Medical from Del, where he held several key executive positions from 1993 to 1997, including GM and VP of Dynarad Corp., Corporate VP International Marketing and President of Del Medical Systems. Mr. Solomon was also General Manager of Fujinon, Director of Business Development for Allied Signal Healthcare Group, and Group Marketing Director for Revlon Healthcare/Technicon (now Bayer AG).


Mr. Solomon received a B.S. in Chemical Engineering from Columbia University and attended the University of Rome Medical School.


Del also announced the resignation from its Board of Directors of Seymour Rubin, Co-Founder of Del's RFI subsidiary.


Del Global Technologies Corp. is primarily engaged in the design, manufacture and marketing of state-of-the-art, cost-effective medical imaging and diagnostic systems consisting of stationary and portable imaging systems, radiographic/fluoroscopic systems, mammography systems, Neo-Natal systems, dental imaging systems and proprietary precision power conversion subsystems for medical as well as critical industrial applications. These include airport explosives detection, electronic noise suppression subsystems, analytical instrumentation, semiconductor capital equipment and energy exploration.


This press release contains forward-looking statements. Such statements involve various risks that may cause actual results to differ materially. These risks include, but are not limited to, the effect on the Company of ongoing internal reviews, external inquiries, and class action litigation pertaining to its reported financial results, the ability of the Company to obtain certified financial statements, to file required annual and quarterly reports, and to reattain an exchange listing, the ability of the Company to grow internally or by acquisition and to integrate acquired businesses, changing industry and competitive conditions, and other risks referred to in the Company's registration statements and periodic reports filed with the Securities and Exchange Commission.


[GRAPHIC OMITTED]

Contact:

Del Global Technologies Corp., Valhalla
Leonard A. Trugman
Chairman, CEO & President
Tel: 914/686-3600



                                  EXHIBIT 20.1